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                                                                 exhibit (e) (7)

                                PLEDGE AGREEMENT

Montreal, November 30, 2001

BY:                       ALPNET, INC. (the "PLEDGOR")
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IN FAVOUR OF:             ARCTIC INC. (the "LENDER")
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1.       DEFINITIONS

         Unless it is otherwise apparent from or inconsistent with the context, certain words and expressions in this Agreement which employ first capitals and which are not otherwise defined in the text itself, have the meaning ascribed thereto in Schedule I.

2.       OBLIGATIONS SECURED

         The Pledgor hereby acknowledges having executed a Secured Convertible Promissory Note in favour of the Lender dated even date hereof under the terms of which Pledgor has obligated itself towards the Lender and the Pledgor has agreed to secure its said obligations towards the Lender by way of the present hypothec. In this Agreement, the term "SECURED NOTE" means, collectively, the said Secured Convertible Promissory Note as the same may be amended, extended, renewed or restated from time to time, and the word "OBLIGATIONS" means all present and future obligations, debts and liabilities, in principal, interest or otherwise, of the Pledgor to the Lender under the said Secured Note.

3.       HYPOTHEC

         As security for the full and final satisfaction of the Obligations and of the expenses, if any, incurred by the Lender to obtain satisfaction of the Obligations or to conserve the Pledged Property, the Pledgor hereby hypothecates with delivery to and in favour of the Lender to the extent of the sum of $4,000,000 in lawful money of Canada, with interest thereon at the rate of 25% per annum, the Pledged Property.

4.       DECLARATION OF THE PLEDGOR

4.1 The Pledgor hereby declares and represents that it alone holds the right of ownership in all of the Pledged Property, and the latter is free and clear of any Encumbrances except only for those in favour of the Lender or which the Lender has expressly permitted in writing.

4.2 The Pledgor has full legal capacity and authority to grant this hypothec, and nothing herein constitutes a conflict, a breach or a default under any other contract or agreement evidencing or securing other obligations of the Pledgor.

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4.3      The Pledgor is a corporation duly constituted and in good standing with respect to the filing of such returns and documents as are required to be filed from time to time under the laws of its constating jurisdiction, the hypothec hereby created has been duly authorized by resolution or other internal action of the Pledgor as may be needed to make it a legal, binding and enforceable obligation of the Pledgor, and the person who has signed this Agreement on behalf of the Pledgor has been duly authorized to do so.

5.       COVENANTS OF THE PLEDGOR

         The Pledgor hereby undertakes and covenants to:

5.1 Advise the Lender forthwith upon the occurrence of any change in any declaration and representation made by the Pledgor in Section 4 above.

5.2 Maintain the Pledged Property entirely free and clear of Encumbrances other than those in favour of the Lender or which the Lender has expressly permitted in writing.

5.3 Pay or reimburse to the Lender on demand all appraisals and legal fees and all other amounts for which the Pledgor is responsible but which the Lender has had or has elected to pay in order to preserve the integrity of its security (including in particular all reasonable judicial and extra-judicial fees and expenses incurred by the Lender for the recovery of its claim and the enforcement of its rights hereunder). All such amounts, when paid by the Lender, shall be added to the Obligations hereby secured and shall bear interest at the annual rate of 15% until fully paid.

5.4      Not to consent to the issuance of any shares by Alpnet Canada Inc.

6.       DEALING WITH THE PLEDGED PROPERTY

6.1 All securities or other property hereafter issued by the issuer of the Pledged Property or by any other person in respect of the Pledged Property as a result of any dividend in kind, conversion, stock split, merger or other change affecting the Pledged Property, and all moneys or property distributed thereon by way of return of capital, shall become part of the Pledged Property and shall be delivered to and be held by the Lender pursuant to this Agreement in the same manner as the original securities hypothecated hereunder.

6.2      Until the security hereby constituted has become enforceable:

(a) all cash dividends, interest and other amounts attributable to the Pledged Property (other than by way of return of capital) shall be payable directly to the Pledgor or if paid to the Lender, shall be remitted by it to the Pledgor on demand; and

(b) the Pledgor shall continue to exercise all voting rights, if any, attaching to the Pledged Property; provided that if the Pledged Property is registered in the name of the Lender or its nominee, nothing herein or in any law shall constitute an obligation on the part of the Lender to execute and deliver any proxy or other document enabling the Pledgor to exercise such voting rights if, in the reasonable opinion of the Lender acting in good faith, the exercise of such voting rights by the Pledgor would substantially reduce the
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         value of the Pledged Property or otherwise jeopardize the security hereby constituted. In executing and delivering or refusing to execute and deliver any such proxy or other document, the Lender shall not in any way be responsible for any loss or damages, direct or indirect, which may be suffered by the Pledgor, the issuer of the Pledged Property or any other person except as a result of its own intentional or gross fault.

7.       EVENTS OF DEFAULT

         The hypothecary rights hereby constituted shall become enforceable upon the occurrence of any of the following events:

7.1 If the Pledgor fails to satisfy all or any part of the Obligations when due or payable;

7.2 If the Pledgor becomes subject to the provisions of the Bankruptcy and Insolvency Act (Canada) or of any other bankruptcy, insolvency or winding-up legislation;

7.3      If the declaration and representation of the Pledgor set forth in
Section 4 hereof or otherwise made by Pledgor in connection with the Guarantee is incorrect or misleading in any material respect; or

7.4 If the Pledgor defaults in the performance of any of its other obligations hereunder and fails to remedy such default to the reasonable satisfaction of the Lender within 10 days following written notice of such default from the Lender.

8.       EXERCISE OF HYPOTHECARY RIGHTS

8.1 Upon the occurrence of an Event of Default, the Pledgor immediately loses the benefit of the term inasmuch as it could claim any such benefit, and the Lender may also demand from the Pledgor the immediate satisfaction of the Obligations or any part thereof and, failing satisfaction there within the specified period, the Lender may proceed to realize upon the Pledged Property.

8.2 The Lender shall not be bound to exercise the same hypothecary rights against all of the Pledged Property. Whatever hypothecary rights the Lender elects to exercise, the following provisions shall apply:

(a) The Lender shall have the right, at the expense of the Pledgor and in order to conserve or realize upon the Pledged Property:

         (i) to dispose of the Pledged Property which may perish, deteriorate or devaluate rapidly;

         (ii) to use any information obtained by reason of the exercise of its rights;

         (iii)    to perform any obligation or covenant of the Pledgor; and

         (iv) to exercise any right (including any voting right) with respect to the Pledged Property.
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(b)      The Lender shall not be bound to make an inventory, to take out insurance or to furnish any security.

(c)      The Lender may acquire directly or indirectly any of the Pledged
         Property.

(d) The Lender may from time to time in the course of the exercise of its rights, renounce, with or without consideration, any right of the Pledgor.

(e) The Lender shall not be bound to make the Pledged Property productive or to conserve the same.

(f) Should the Lender at any time abandon the exercise of its rights, hypothecary or otherwise, against the Pledged Property, the Lender may elect, at its option, to return to the Pledgor without any representation or warranty, the Pledged Property which the Pledgor had surrendered to the Lender, or the remainder thereof if any, the whole without prejudice to its other rights and recourses.

(g) The Lender shall be deemed to have acted in the best interest of the Pledgor and its successors if the Lender has acted in good faith.

8.3 Where the Lender exercises a right of taking in payment and the Pledgor, inasmuch as it has the right to do so, requires that the Lender sell the Pledged Property upon which such recourse was exercised, the Pledgor acknowledges that the Lender shall not be bound to abandon the right of taking in payment unless the Lender has obtained, before the end of the period allowed for surrender, (i) a satisfactory security guaranteeing that the sale will be made at a sufficiently high price to enable the Lender's claim to be paid in full, (ii) the full reimbursement of all costs thus incurred by it, and (iii) an advance of the funds needed for the sale of the said properties.

8.4 If the Lender itself sells the Pledged Property, it shall not be required to obtain any prior appraisal thereof.

8.5 The sale by the Lender of the Pledged Property may be concluded by the Lender without legal warranty or, at its option, without any warranty whatsoever.

9.       ACQUITTANCE, REDUCTION AND CANCELLATION

         The Lender may unilaterally at its entire discretion grant an acquittance and consent to the reduction or cancellation of the hypothecary rights hereby constituted. However, the Lender shall not be bound to consent to any such reduction or cancellation unless and until it has received the full and final satisfaction of all obligations hereby secured and there is no outstanding commitment on the part of the Lender to advance further sums or extend further credits to the Pledgor. Any such reduction or cancellation shall be at the expense of the Pledgor.

10.      GENERAL PROVISIONS

10.1 This Agreement does not operate novation and the hypothec hereby constituted shall be in addition to any other guarantee or security which the Lender may have from time to time.
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10.2     The Lender may waive any covenant in its favour and any Event of
Default. The Lender may also grant extensions, take and give up security, accept arrangements and otherwise deal with the Pledgor or with any other party as the Lender may see fit, the whole without prejudice to the Obligations or to any other right of the Lender hereunder or otherwise. No failure or delay on the part of the Lender in exercising any right hereunder shall operate as a waiver thereof nor shall any waiver be effective unless the same be in writing.

10.3 The Pledgor shall be "en demeure" by the mere lapse of time, or may be put "en demeure" by any other method provided by law.

10.4 This hypothec is a continuous security which will subsist notwithstanding any fluctuation of the amounts hereby secured. The Pledgor shall be deemed to obligate itself again as provided in Article 2797 of the Civil Code with respect to any future obligation hereby secured.

10.5 The Lender shall have the right, at the expense of the Pledgor, to perform all acts and things and to execute all documents as may be necessary to ensure that this hypothec remains effective and opposable to third parties, including the execution and filing of any forms required for the renewal hereof from time to time.

10.6 Any amount received by the Lender in the exercise of its rights hereunder or under any law may, at its option, be retained by it as part of the Pledged Property, or may be applied by it towards the partial satisfaction of the Obligations, even if not yet exigible, as the Lender shall alone determine notwithstanding the rules governing the application of payments.

10.7 The Lender is not bound by any degree of care beyond a reasonable diligence in the exercise of its rights or in the performance of its duties, and it shall not be liable for any loss or damage resulting therefrom except as a result of its own intentional or gross fault.

10.8 The Lender may delegate to any other person the exercise of its rights or the performance of its duties hereunder and may provide such agents or mandataries with any information that the Lender may possess with respect to the Pledgor or the Pledged Property.

10.9 The Lender and each of its officers are hereby irrevocably authorized and empowered to complete the blanks in any transfer form or power of attorney of any certificate representing the Pledged Property with such names and dates and in such manner as the Lender or any such officer may deem advisable, and to deal with and deliver the same in the manner herein provided. Such rights of the Lender shall survive and have effect notwithstanding the dissolution of the Pledgor or the appointment of any trustee or receiver to its assets.

10.10 The property or sums of money received or held by the Lender by reason of these presents may be invested by the Lender in such manner as it shall deem appropriate without regard to rules governing the administration of the property of others.

10.11 Every divisible obligation in favour of the Lender arising out of this Agreement must be performed in its entirety, as if it were indivisible, by each heir or legal representative of any person who shall have been bound therefor.
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10.12    The Pledgor shall continue to be bound by all the obligations expressed herein notwithstanding any transfer of the Pledged Property or any part thereof.

10.13 Upon indefeasible satisfaction of the Obligations in full, the Lender shall remit the Pledged Property to the Pledgor.

10.14 Except as may be otherwise apparent from the context, the word "PLEDGOR" shall be interpreted as referring to the Pledgor itself and to all subsequent owners of the Pledged Property as well as to any other person or persons having assumed the Pledgor's liabilities to the Lender.

10.15 Unless there is something in the context inconsistent therewith, words importing the singular shall include the plural and vice-versa, and words importing the neuter gender shall include the masculine and feminine genders and vice-versa.

10.16 This Agreement need not be signed for acceptance by the Lender in order to be binding on the Pledgor. Such acceptance by the Lender shall be presumed and cannot be disputed by the Pledgor.

10.17 THE PLEDGOR ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, THAT IT HAS RECEIVED ADEQUATE EXPLANATION OF THE NATURE AND SCOPE OF ITS OBLIGATIONS HEREUNDER AND THAT IT IS SATISFIED THEREWITH.

10.18 This Agreement is governed by, and shall be construed and interpreted under, the laws of the Province of Quebec and the federal laws of Canada applicable therein.

10.19 The parties confirm their express wish that this Agreement and all documents related thereto be drawn up in English. Les parties confirment leur volonte expresse de voir le present contrat et tous les documents s'y rattachant etre rediges en anglais.

           Done and passed as of the date hereinabove first mentioned.

                                           ALPNET, INC.

                                           per: /s/ John W. Wittner
                                                ---------------------------
                                           Duly authorized representative



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                                   SCHEDULE I

                               CERTAIN DEFINITIONS

"CIVIL CODE" or the abbreviation "C.C.Q" means the Civil Code of Quebec.

"CONVENTIONAL SECURITY" means a conventional hypothec, a resolutory right, a right of redemption, a reservation of ownership, a trust and any security device or other real right, whether or not capable of registration, granted by agreement for the purpose of securing the performance of an obligation.

"ENCUMBRANCE" means a legal cause of preference, a dismemberment of the right of ownership, a special mode of ownership, a restriction on the right to dispose and a Conventional Security.

"EVENT OF DEFAULT" means any of the events described in Section 7 hereof.

"PLEDGED PROPERTY" means the movable property listed in Appendix A hereof (as amended or supplemented from time to time), and all substitutions and replacements thereof and increases, additions and accessions thereto, and all proceeds in any form derived directly or indirectly from any dealing with any of the foregoing or the proceeds therefrom.

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                                   APPENDIX A

                       DESCRIPTION OF THE PLEDGED PROPERTY


100 common shares of Automated Language Processing Systems Ltd. evidenced by share certificate C-2, which has been remitted and delivered to the Lender.

1,924,825 preferred shares of Automated Language Processing Systems Ltd. evidenced by share certificate P-2, which has been remitted and delivered to the Lender.

1,455,050 second preferred shares of Alpnet Canada Inc. evidenced by share certificate SP-2, which has been remitted and delivered to the Lender.